Exhibit 10.33

FIRST SUPPLEMENTAL INDENTURE*

FIRST SUPPLEMENTAL INDENTURE, dated as of October 10, 2003 (this “Supplement”), is entered into between WILLIS ENGINE FUNDING LLC, a Delaware limited liability company (the “Issuer”), and THE BANK OF NEW YORK, as Indenture Trustee (the “Indenture Trustee”), and supplements the Amended and Restated Indenture dated as of December 13, 2002 (the “Base Indenture”), as supplemented by the Amended and Restated Series 2002-1 Supplement dated as of December 13, 2002 (as amended from time to time, the “2002-1 Supplement”; and the Base Indenture as supplemented by the 2002-1 Supplement and as further amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and the Indenture Trustee.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                          Definitions.  Terms defined in the Indenture and not otherwise defined herein are used herein as therein defined.

Section 2.                                          Amendment to Section 503 of the Indenture.  Section 503 of the Indenture hereby is amended and restated in its entirety as follows:

Section 503.  Determination of Requisite Global Majority.  A Requisite Global Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture or any Supplement if (a) the Control Party or Control Parties representing more than seventy-two percent (72%) of the Outstanding Obligations of all Series then Outstanding shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire Outstanding Obligations of the related Series either in favor or in opposition to such action, as the case may be) and (b) each Series Enhancer shall approve or direct such proposed action.

Section 3.                                          Amendments to Definitions Set Forth in Exhibit B to the Indenture.

(a)                                  The following definitions set forth in Exhibit B to the Indenture hereby are amended and restated in their entirety as follows:

*                                         Portions of the material in this Exhibit have been redacted pursuant to a request for confidential treatment, and the redacted material has been filed separately with the Securities and Exchange Commission (the “Commission”).  An asterisk has been placed in the precise places in this Agreement where we have redacted information, and the asterisk is keyed to a legend which states that the material has been omitted pursuant to a request for confidential treatment.

Aggregate Required Amortization Amount:  As of any Payment Date on or after the Conversion Date, if no Early Amortization Event has occurred and is continuing on such Payment Date, an amount equal to the excess, if any, of (1) the sum of (A) the product of (i) ninety-percent (90%) and (ii) all Engine Revenues actually received by, or on behalf of, the Issuer during the related Collection Period with respect to the Series 2002-1 Engines (other than Engines constituting Excess Assets) and (B) the product of (x) a fraction, expressed as a percentage, the numerator of which shall equal the Aggregate Note Principal Balance (prior to giving effect to any payments of principal on such Payment Date) and the denominator of which shall equal the sum of the Net Book Values of all Series 2002-1 Engines (other than Engines constituting Excess Assets) (calculated as of the last day of the immediately preceding month) and (y) the greater of (i) the sum of the Net Book Values of all Series 2002-1 Engines (other than Engines constituting Excess Assets) sold during the related Collection Period (which Net Book Values will be determined as of the last day of the month immediately preceding such sale), and (ii) the aggregate Sales Proceeds of all Series 2002-1 Engines (other than Engines constituting Excess Assets) sold during the related Collection Period, over (2) the sum of the amounts paid pursuant to clauses (A) through (G) inclusive, (I), and (J) of Section 3.2(I) of the Series 2002-1 Supplement on any such Payment Date with funds then on deposit in the Series 2002-1 Series Account and any other funds available for application to the Series 2002-1 Notes.

Control Party:  With respect to a Series, Noteholders of such Series representing more than seventy-two percent (72%) of the then unpaid principal balance of all Notes Outstanding within such Series, unless otherwise specified in the Supplement related to such Series.  As long as Fortis Bank and Barclays Bank PLC, or any of their Affiliates, own all of the Series 2002-1 Notes, Control Party shall mean both (1) Fortis Bank or an Affiliate designated by it and (2) Barclays Bank PLC or an Affiliate designated by it.

Conversion Date:  September 9, 2004; provided, however, that such Conversion Date may be extended for a period of no longer than 364 days, if approved by all of the Holders of the Class A and Class B Notes.

Eligible Engine:  Any Engine that, individually or when considered with all Eligible Engines then owned (either directly or beneficially) by the Issuer, as applicable, complies with each of the following requirements, unless, and only to the extent, any of such requirements (with the exception of requirement (7)) is waived in writing by the Deal Agent:

(1)                                  Eligible Lease.  Each Engine is subject to an Eligible Lease on the related Transfer Date; provided that an Engine shall not be required to be subject to an Eligible Lease on the related Transfer Date so long as, after giving effect to the transfer of all Engines which are transferred on any Transfer Date, the On-Lease Percentage of all Eligible Engines as of such Transfer Date shall not be less than the Target On-Lease Percentage;

(2)                                  On-Lease Percentage.  The On-Lease Percentage of all Eligible Engines as of the related Transfer Date shall be greater than                 percent (     %);*

(3)                                  Engine Representations and Warranties.  Each Engine complies with the Engine Representations and Warranties on the related Transfer Date, including without limitation, that representation and warranty of the Seller set forth in Section 3.01(o) of the Contribution and Sale Agreement;

(4)                                  Casualty Loss.  No Casualty Loss shall have been suffered by the related Engine;

(5)                                  Depreciation Policy.  The depreciation method utilized in calculating the Net Book Value of such Engine as of such Transfer Date is the Depreciation Policy;

(6)                                  Owner Trust.  (a) Such Engine shall have been transferred to, and owned by and leased by, an Owner Trustee on behalf of an Owner Trust created by the Issuer pursuant to a Trust Agreement substantially in the form attached to the Series 2002-1 Supplement as Exhibit H-1, (b) such Owner Trustee shall have executed and delivered to the Collateral Custodian a facsimile copy of an Owner Trustee Guaranty substantially in the form attached to the Series 2002-1 Supplement as Exhibit H-2 (the original counterpart of which shall be delivered to the Collateral Custodian within ten Business Days after such execution and delivery), (c) such Owner Trustee shall have executed and delivered to FAA Counsel, and to the Collateral Custodian a facsimile copy of, a Owner Trustee Mortgage substantially in the form attached to the Series 2002-1 Supplement as Exhibit H-3 (the original counterpart of which shall be delivered to the Collateral Custodian within three (3) Business Days after the filing thereof with the FAA), and (d) the Issuer shall have executed and delivered to the Collateral Custodian a facsimile copy of a Beneficial Interest Pledge Agreement substantially in the form attached to the Series 2002-1 Supplement as Exhibit H-4 (the original counterpart of which shall be delivered to the Collateral Custodian within ten Business Days after such execution and delivery); and

(7)                                  Term Securitization.  Following the consummation of the Term Securitization, the Requisite Global Majority has approved such Engine.

Note Commitment:  With respect to the Subclass A-1 Notes, an amount equal to $180,000,000; with respect to the Subclass A-2 Notes, an amount equal to the Subclass A-2 Maximum Limit; with respect to the Subclass B-1 Notes, an amount equal to $20,000,000; and with respect to the Subclass B-2 Notes, an amount equal to the Subclass B-2 Maximum Limit.

*                                         This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the Commission.

Revolving Period:  With respect to the Class A Notes and the Class B Notes, from and after October 10, 2003 through the Business Day prior to the Conversion Date.

Subclass A-2 Maximum Limit:  The lesser of (i) for the period commencing on the October 10, 2003 through and including December 14, 2003, $18,000,000, for the period commencing on December 15, 2003 through and including March 14, 2004, $17,100,000, for the period commencing on March 15, 2004 through and including June 14, 2004, $16,200,000, for the period commencing on June 15, 2004 through and including September 14, 2004, $15,300,000, and for all periods from and after September 15, 2004, $14,400,000 and (ii) such lesser amount as may be specified by the Issuer in writing to the Deal Agent pursuant to Section 2.05 of the Subclass A-2 Note Purchase Agreements in connection with a concurrent pro rata reduction of the Subclass B-2 Maximum Limit pursuant to Section 2.05 of the Subclass B-2 Note Purchase Agreement.

Subclass B-2 Maximum Limit:  The lesser of (i) for the period commencing on the October 10, 2003 through and including December 14, 2003, $2,000,000, for the period commencing on December 15, 2003 through and including March 14, 2004, $1,900,000, for the period commencing on March 15, 2004 through and including June 14, 2004, $1,800,000, for the period commencing on June 15, 2004 through and including September 14, 2004, $1,700,000, and for all periods from and after September 15, 2004, $1,600,000 and (ii) such lesser amount as may be specified by the Issuer in writing to the Deal Agent pursuant to Section 2.05 of the Subclass B-2 Note Purchase Agreement in connection with a concurrent pro rata reduction of the Subclass A-2 Maximum Limit pursuant to Section 2.05 of the Subclass A-2 Note Purchase Agreement.

Weighted Average Lease Rate Factor:  As of any date of determination shall mean a fraction (expressed as a percentage) the numerator of which shall be equal to the sum of the Scheduled Payments due in the current month under all Lease Agreements then in effect with respect to the Eligible Engines and the denominator of which shall be equal to the Aggregate Net Book Value of all Eligible Engines subject to a Lease Agreement as of such date of determination.

(b)                                 The following definitions set forth in Exhibit B to the Indenture hereby are deleted in their entirety:  “Subclass A-2 Amortization Amount”, “Subclass A2/B2 Amortization Amount”, “Subclass A2/B2 Amortization Commencement Date” and “Subclass B-2 Amortization Amount”.

Section 4.                                          Representations and Warranties.  To induce the Indenture Trustee to enter into this Supplement (and to cause the Control Parties and the Noteholders to consent thereto), the Issuer represents and warrants to the Indenture Trustee, the Control Parties and the Noteholders that:

(a)                                  Representations and Warranties in Related Documents.  Each of the representations and warranties of the Issuer contained in the Related Documents to which it is a party (i) were true and correct when made and (ii) after giving effect to this Supplement, continue to be true and correct in all material respects on the date hereof

(except to the extent that such representations and warranties relate expressly to an earlier date).

(b)                                 Authority.  The execution and delivery by the Issuer of this Supplement and the performance by the Issuer of its obligations under this Supplement (i) are within its power and authority, (ii) have been duly authorized by all necessary proceedings, (iii) do not and will not conflict with or result in any breach or contravention or any provision of law, statute, rule or regulation to which the Issuer is subject or any judgment, order, writ, injunction, license or permit applicable to the Issuer so as to materially adversely affect the assets, business or any activity of the Issuer, (iv) do not conflict with any provision of the certificate of formation or operating agreement of the Issuer or any material agreement or other instrument binding upon the Issuer and (v) do not and will not require any waivers, consents or approvals which has not been obtained.

(c)                                  Enforceability.  This Supplement and the Indenture, as amended hereby, constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(d)                                 No Early Amortization Event.  After giving effect to this Supplement, no Early Amortization Event has occurred and is continuing.

Section 5.                                          Conditions to Effectiveness.  This Supplement shall become effective on the date when the following conditions precedent have been satisfied (such date the “Supplement Effective Date”):

(a)                                  The prior written consent of the Control Party of each affected Series, the Issuer and the Indenture Trustee to the execution and delivery of this Supplement shall have been received.

(b)                                 With regards to the amendment of the term “Conversion Date”, the approval by all of the Holders of the Class A and Class B Notes to such amendment shall have been received.

(c)                                  The Issuer, the Indenture Trustee, each Control Party and each Noteholder shall have delivered to the Deal Agent an executed counterpart of this Supplement.

(d)                                 The Series 2002-1 Supplement shall have been amended in form, scope and substance satisfactory to the Issuer, the Indenture Trustee and the Control Parties; and the Deal Agent shall have received executed counterparts thereto from the Issuer, the Indenture Trustee and the Control Parties.

(e)                                  The Note Purchase Agreements shall have been amended in form, scope and substance satisfactory to the parties party thereto; and the Deal Agent shall have received executed counterparts from each party thereto.

(f)                                    The Guarantor shall have delivered to the Deal Agent an executed consent, substantially in the form attached hereto as Exhibit A.

(g)                                 The Indenture Trustee shall have received the Opinion of Counsel contemplated by Section 1003 of the Indenture.

(h)                                 The representations and warranties set forth in Section 4 hereof shall be true and correct in all material respects on the date hereof and on the Supplement Effective Date.

Section 6.                                          Reference to and Effect on Indenture.

(a)                                  Upon the effectiveness of this Supplement, each reference in the Indenture to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in the other Related Documents to the Indenture, shall mean and be a reference to the Indenture as supplemented hereby.

(b)                                 Except as expressly set forth herein, this Supplement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Indenture Trustee, the Deal Agent or any Noteholder under the Related Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Related Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(c)                                  Nothing herein shall be deemed to entitle the Issuer to a waiver, amendment, modification or other change of any of the terms, conditions, obligations, covenants or agreements contained in the Related Documents in similar or difference circumstances.

(d)                                 This Supplement shall be a Related Document for all purposes.

Section 7.                                          Benefits of Supplement.  The terms and provisions of this Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns to the extent contemplated by the Related Documents.

Section 8.                                          Interpretation.  The Section headings used in this Supplement are for convenience of reference only and shall not affect the construction hereof.

Section 9.                                          Execution in Counterparts.  This Supplement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Supplement.  Faxed signatures of this Supplement shall be binding for all purposes.

Section 10.                                   Severability.  If any provision of this Supplement shall be held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality and enforceability of such provision in any other jurisdiction.

Section 11.                                   Governing Law.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN NEW YORK.  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS CONSENT SHALL BE TRIED AND LITIGATED ONLY IN A FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK.  EACH OF THE PARTIES HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.  THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CONSENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH OF THE PARTIES HERETO REPRESENTS THAT IT HAS REVIEWED THIS CONSENT AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS CONSENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 12.                                   Entire Agreement.  This Supplement together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supercede all prior agreements, understandings, and inducements, whether express or implied, oral or written.

Section 13.                                   Consents by Control Parties and Noteholders.  The Noteholders party hereto hereby (a) represent and warrant that they constitute all of the Control Parties and all of the Noteholders of the Series 2002-1 Notes necessary to authorize the Issuer and the Indenture Trustee to execute and deliver this Supplement and (b) consent to and authorize the Issuer and the Indenture Trustee to so execute and deliver this Supplement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed and delivered as of the date first set forth above.

WILLIS ENGINE FUNDING LLC, a Delaware limited liability company

By:	/s/ DONALD A. NUNEMAKER
	Name:	Donald A. Nunemaker
	Title:	Vice President

THE BANK OF NEW YORK, as Indenture Trustee

By:	/s/ CATHERINE L. CERILLES
	Name:	Catherine L. Cerilles
	Title:	Assistant Vice President

SHEFFIELD RECEIVABLES CORPORATION, as Subclass A-1 Note Purchaser and Subclass A-2 Note Purchaser

By:	Barclays Bank PLC, as Attorney in Fact

By:	/s/ DAVID LISTER
	Name:	David Lister
	Title:	Director

BARCLAYS BANK PLC, New York Branch, as Control Party, Subclass B-1 Note Purchaser and Subclass B-2 Note Purchaser

By:	/s/ PIERRE DULEYRIE
	Name:	Pierre Duleyrie
	Title:	Director

FORTIS BANK (NEDERLAND) N.V., as Control Party and Subclass B-1 Note Purchaser

By:	/s/ M. H. SCHIPPER
	Name:	M. H. Schipper
Title:

By:	/s/ WIJNAND TUTUARIMA
	Name:	Wijnand Tutuarima
Title:

EXHIBIT A
GUARANTOR CONSENT

Dated as of October 10, 2003

The Bank of New York,
as the Indenture Trustee under
the Indenture referred to below

101 Barclay Street

8th Floor West

New York, New York 10286

Attention:                                         Asset Backed Finance Unit

Each Holder of a Class B Note
issued pursuant to the
Indenture referred to below

Re:                               Willis Engine Funding, LLC – Consent to Supplement

Ladies and Gentlemen:

The undersigned heretofore made the Amended and Restated Guaranty dated as of December 13, 2002 (the “Guaranty”) for the benefit of the Holders of the Class B Notes issued by Willis Engine Funding, LLC, a Delaware limited liability company (the “Issuer”), pursuant to the Amended and Restated Indenture dated as of December 13, 2002, as supplemented by the Amended and Restated Series 2002-1 Supplement dated as of December 13, 2002 (as so supplemented, the “Indenture”), between the Issuer and The Bank of New York, as Indenture Trustee (the “Indenture Trustee”).  Terms defined in the Indenture and not otherwise defined herein are used herein as therein defined.

The undersigned has been informed that the Issuer and the Indenture Trustee propose to enter into the First Supplemental Indenture dated on or about the date hereof, a copy of which is attached hereto as Annex A and the First Amendment to Series Supplement dated on or about the date hereof, a copy of which is attached hereto as Annex B.  The undersigned hereby consents to the execution and delivery of the foregoing documents and ratifies and affirms in all respects its obligations to the Holders of the Class B Notes under or in respect of the Guaranty.

Very truly yours,

WILLIS LEASE FINANCE CORPORATION

By:	/s/ DONALD A. NUNEMAKER
	Name:	Donald A. Nunemaker
	Title:	Executive Vice President
Chief Operating Officer